                                                                     EXHIBIT 4.8

     The following form of Common Stock Purchase was issued by the Registrant in connection with First Amendment to Credit Agreement dated as of June 27, 1997 (Exhibit 10.25 hereto) to the following parties in the following amounts:

                                                        Number of
                                                        Shares to
              Name                                 Purchase on Exercise
              ----                                 --------------------
    NATIONSBANK OF TEXAS, N.A.                             64,815
    NATIONSBANK OF TEXAS, N.A.                             50,000
    LLOYDS BANK PLC                                        50,000
    SILICON VALLEY BANK                                    16,667

                                   EXHIBIT G
                                   ---------

                                FORM OF WARRANT
                                ---------------


THE SECURITIES EVIDENCED BY THIS WARRANT OR ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE BLUE SKY LAWS AND ARE SUBJECT TO CERTAIN INVESTMENT REPRESENTATIONS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH APPLICABLE BLUE SKY LAWS OR AN EXEMPTION THEREFROM.


WARRANT NO. 97-____________                                  DATE: JUNE 27, 1997


                         COMMON STOCK PURCHASE WARRANT
                         -----------------------------

     THIS CERTIFIES THAT, for value received, _________________________________
__________________________, and permitted assigns ("WARRANT HOLDER"), is entitled to purchase from TRIKON TECHNOLOGIES, INC., a California corporation (the "COMPANY"), on the terms and conditions contained herein, _______ shares of the Company's Common Stock, no par value per share (the "COMMON STOCK"), at a price of $6.75 per share (the "WARRANT PRICE").

     1.   EXERCISABILITY; METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT;
          ---------------------------------------------------------------------
TRANSFER AND EXCHANGE.  All of the shares of Common Stock subject hereto (the
---------------------
"WARRANT SHARES") shall be immediately exercisable by Warrant holder, in whole or in part, by the surrender of this Warrant, properly endorsed, at the principal office of the Company at 9255 Deering Avenue, Chatsworth, California 91311, and by:

     (a) the payment to the Company of the then applicable Warrant Price of the Common Stock being purchased, which Warrant Price may be paid, in whole or in part, by the delivery of cash or check in an amount equal to such Warrant Price; and

     (b) delivery to the Company of a customary investment letter executed by Warrant holder, confirming that the shares of Common Stock being purchased are being acquired for Warrant holder's own account and not with a view to or for sale in connection with any distribution of such shares, acknowledging securities law restrictions applicable to such shares, and agreeing that certificates evidencing such shares shall bear a legend accordingly restricting the transfer of such shares.

In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to Warrant holder within a reasonable time after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to Warrant holder within such time. In lieu of exercising this Warrant for a specified number of shares of Common Stock (the "EXERCISED SHARES") and paying the aggregate Warrant Price therefor (the "EXERCISE PRICE"), Warrant holder may elect, at any time prior to the expiration of this Warrant, to receive a number of shares of Common Stock equal to the number of Exercised Shares minus that number of shares of Common Stock having an aggregate Fair Market Value equal to the Exercise Price. Following such election, the number of shares of Common Stock covered by this Warrant shall be deemed automatically reduced by the number of Exercised Shares. For purposes of this Warrant, the "FAIR MARKET VALUE" means the closing sales prices of Common Stock quoted on NASDAQ National Market or, if then traded on a national securities exchange, the closing prices of Common Stock on the principal national securities exchange on which listed or, if quoted on the NASDAQ over-the-counter system, the average of the mean of the closing bid and asked prices of Common Stock quoted on such system, in any such case on each of the ten trading days immediately preceding the date of such exercise.

     2.   STOCK FULLY PAID; RESERVATION OF SHARES.  The Company covenants and
          ---------------------------------------
agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all liens. The Company covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, it shall reserve for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, at least the maximum number of shares of Common Stock as are issuable upon the exercise of the rights represented by this Warrant.

     3.   RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH
          --------------------------------------------------------------
SECURITIES ACT.
--------------

     (a) RESTRICTIONS ON TRANSFERABILITY.  This Warrant and the shares of Common
         -------------------------------
Stock issuable hereunder shall not be transferable except upon the conditions specified in this SECTION 3, which conditions are intended to insure compliance with the provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"). Each holder of this Warrant or the Common Stock issuable hereunder shall cause any proposed transferee of the Warrant or such Common Stock to agree to take and hold such securities subject to the provisions and upon the conditions specified in this SECTION 3.

     (b) RESTRICTIVE LEGEND.  Each certificate representing (i) this Warrant,
         ------------------
(ii) the shares of Common Stock issued upon exercise of the Warrant, and (iii) any other securities issued in respect of such shares of Common Stock upon any stock split, stock dividend, or similar event (collectively, the "RESTRICTED SECURITIES"), shall -- unless otherwise permitted by the provisions of SECTION 3(c) below or unless such securities have been registered under the Securities Act -- be imprinted with the following legend, in addition to any legend required under applicable state securities laws:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE BLUE SKY LAWS, AND ARE SUBJECT TO CERTAIN INVESTMENT REPRESENTATIONS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT AND SUCH APPLICABLE BLUE SKY LAWS OR AN EXEMPTION THEREFROM.

Upon request of a holder of a certificate with such legend imprinted thereon, the Company shall remove the foregoing legend therefrom or, if appropriate, issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received either the opinion referred to in SECTION 3(c)(i) or the "no-action" letter referred to in SECTION 3(c)(ii) to the effect that any transfer by such holder of the securities evidenced by such certificate will be exempt from the registration or qualification requirements of, and that such legend is not required in order to establish compliance, with the Securities Act, and if applicable, any state securities laws under which transfer restrictions on such securities had been previously imposed.

     (c) NOTICE OF PROPOSED TRANSFERS.  The holder of each certificate
         ----------------------------
representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this SECTION 3(c). Prior to any proposed transfer of any Restricted Securities, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by either (i) a written legal opinion addressed to the Company from counsel who shall be reasonably satisfactory to such parties, which opinion shall be reasonably satisfactory in form and substance to the Company's legal counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act and any applicable state securities laws, or (ii) a "no-action" letter from the Securities and Exchange Commission (and any necessary state securities administrator) to the effect that the proposed transfer of such securities without registration will not result in a recommendation by the staff of the Commission (or such administrators) that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in SECTION 3(b) above, unless the legal opinion or "no-action" letter, as applicable, states that the restrictive legend may be removed upon consummation of the proposed transfer. Notwithstanding the foregoing, no legal opinion or "no-action" letter shall be required in connection with any proposed transfer to an affiliate of any holder, if the holder certifies to the Company that such affiliate constitutes an "accredited investor" within the meaning of Regulation D under the Securities Act.

     4.   ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES OF COMMON STOCK.
          -----------------------------------------------------------------
The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

     (a) CONSOLIDATION, MERGER, REORGANIZATION, ETC.  If the Company at any time
         -------------------------------------------
while this Warrant remains outstanding and unexpired shall consolidate with or merge into any other corporation, reorganize, or reclassify, or in any manner change the securities then purchasable upon the exercise of this Warrant, then upon consummation thereof this Warrant shall thereafter represent the right of Warrant holder to receive, in lieu of shares of Common Stock, the cash or such number of securities to which Warrant holder would have been entitled upon consummation thereof if Warrant Holder had exercised this Warrant immediately prior thereto. Upon any such event, an appropriate adjustment shall also be made to the Warrant Price, if necessary in the good faith judgment of the Board of Directors of the Company, to preserve the economic benefit intended to be conferred upon Warrant holder in accordance with the terms hereof.

     (b) SUBDIVISION OR COMBINATION OF SHARES; DIVIDENDS AND DISTRIBUTION OF
         -------------------------------------------------------------------
COMMON STOCK.  If the Company at any time shall subdivide or combine its Common
------------
Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive without payment a dividend payable in, or other distribution of, Common Stock or other securities, then the number of shares of Common Stock purchasable hereunder shall be adjusted to that number determined by multiplying the number of shares purchasable upon the exercise of this Warrant immediately prior to such adjustment by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately after such subdivision, combination, dividend, or distribution, and
(ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to subdivision, combination, dividend, or distribution. Additionally, the Warrant Price shall be adjusted to that price determined by multiplying the Warrant Price in effect immediately prior to such subdivision, combination, dividend, or distribution by a fraction (x) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such subdivision, combination, dividend, or distribution, and (y) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such subdivision, combination, dividend, or distribution.

     (c) STATEMENT REGARDING ADJUSTMENTS.  When any adjustment is required to be
         -------------------------------
made in the Warrant Price, either initially or as further adjusted hereunder, the Company shall forthwith determine the adjusted number of shares of Common Stock purchasable hereunder and the new Warrant Price and shall (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new adjusted number of shares of Common Stock purchasable hereunder and the Warrant Price, and (ii) cause a copy of such statement to be mailed to Warrant holder as of a date within ten days after the date when the circumstances giving rise to the adjustment occurred.

     (d) NOTICES.  Unless a longer period is required under applicable statute,
         -------
if either (i) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, any transfer of all or substantially all of the assets of the Company to any other entity or person, or any voluntary or involuntary dissolution, liquidation, or winding up of the Company is proposed to occur, or (ii) the Company establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution, then, in either case, the Company shall mail to Warrant holder, at least 20 days before that occurrence or that record date, as applicable, a notice specifying, as applicable (x) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up is expected to become effective, (y) the time, if any, when the holders of record of Common Stock (or other securities) will be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon that reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up, or (z) the date of that record date for the purpose of that dividend or distribution and a description of that dividend or distribution.

     5.   REGISTRATION RIGHTS.
          -------------------

     (a) INCIDENTAL REGISTRATION.  Each time the Company shall determine to
         -----------------------
proceed with the actual preparation and filing of a registration statement under the Act in connection with the proposed offer and sale for money by the Company of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8, or other limited purpose form), the Company will give written notice of its determination to Warrant holder. Upon written request of Warrant holder given within 30 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all Warrant Shares for which that request is made to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Warrant Shares to be so registered, PROVIDED THAT nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. If any registration pursuant to this SECTION 5 shall be underwritten in whole or in part, the Company may require that the Warrant Shares requested for inclusion pursuant to this SECTION 5 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. However, if in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Warrant Shares requested for inclusion would reduce the number of securities to be offered by the Company (or if the registration is the demand registration of a selling shareholder, by such selling shareholder) or interfere with the successful marketing of the securities offered by the Company (or if the registration is the demand registration of a selling shareholder, by such selling shareholder), the number of Warrant Shares to be included in the underwritten public offering may, at the election of the managing underwriter, be reduced pro rata among the holders thereof (but if the registration is the demand registration of a selling shareholder, excluding such demanding selling shareholder) requesting such registration (based on the respective numbers of shares for which such registration was requested). Those shares of Warrant Shares which are not included in the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 180 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

     (b) REGISTRATION PROCEDURES.  If and whenever the Company is required to
         -----------------------
effect the registration of Warrant Shares under the Act, the Company shall:

          (i) prepare and file with the Commission a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed six months;

          (ii) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for the period referred to above;

          (iii) furnish to the security holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

          (iv) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request prior to the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

          (v) notify the security holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

          (vi) notify such holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

          (vii) prepare and file with the Commission, promptly upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Company), is required under the Act or the rules and regulations thereunder in connection with the distribution of the Warrant Shares by such holder;

          (viii) prepare and promptly file with the Commission and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

          (ix) advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

          (x) not file any amendment or supplement to such registration statement or prospectus to which a majority in interest of such holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least two business days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law.

     (c) EXPENSES.  With respect to each inclusion of Warrant Shares in a
         --------
registration statement pursuant to SECTION 8(a), the Company shall bear the following fees, costs, and expenses: All registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with the state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for the selling security holders, underwriting discounts and commissions and transfer taxes for selling security holders, and any other expenses incurred by the selling security holders not expressly included above shall be borne by the selling security holders

     (d)  INDEMNIFICATION.
          ---------------

          (i) THE COMPANY SHALL INDEMNIFY AND HOLD HARMLESS WARRANT HOLDER, ANY UNDERWRITER (AS DEFINED IN THE ACT) FOR WARRANT HOLDER, AND EACH PERSON, IF ANY, WHO CONTROLS WARRANT HOLDER OR SUCH UNDERWRITER WITHIN THE MEANING OF THE ACT, FROM AND AGAINST ANY AND ALL LOSS, DAMAGE, LIABILITY, COST, AND EXPENSE TO WHICH WARRANT HOLDER OR ANY SUCH UNDERWRITER OR CONTROLLING PERSON MAY BECOME SUBJECT UNDER THE ACT OR OTHERWISE, INSOFAR AS SUCH LOSSES, DAMAGES, LIABILITIES, COSTS, OR EXPENSES ARE CAUSED BY ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OF ANY MATERIAL FACT CONTAINED IN ANY REGISTRATION STATEMENT INCLUDING ANY WARRANT SHARES, ANY PROSPECTUS CONTAINED THEREIN OR ANY AMENDMENT OR SUPPLEMENT THERETO, OR ARISE OUT OF OR ARE BASED UPON THE OMISSION OR ALLEGED OMISSION TO STATE THEREIN A MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY TO MAKE THE STATEMENTS THEREIN, IN LIGHT OF THE CIRCUMSTANCES IN WHICH THEY WERE MADE, NOT MISLEADING, PROVIDED THAT THE COMPANY WILL NOT BE LIABLE IN ANY SUCH CASE TO THE EXTENT THAT ANY SUCH LOSS, DAMAGE, LIABILITY, COST, OR EXPENSE ARISES OUT OF OR IS BASED UPON AN UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OR OMISSION OR ALLEGED OMISSION SO MADE IN CONFORMITY WITH

     INFORMATION FURNISHED BY WARRANT HOLDER, SUCH UNDERWRITER OR SUCH CONTROLLING PERSON IN WRITING SPECIFICALLY FOR USE IN THE PREPARATION THEREOF.

          (ii) WARRANT HOLDER SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, ANY CONTROLLING PERSON, AND ANY UNDERWRITER FROM AND AGAINST ANY AND ALL LOSS, DAMAGE, LIABILITY, COST, OR EXPENSE TO WHICH THE COMPANY OR ANY CONTROLLING PERSON OR ANY UNDERWRITER MAY BECOME SUBJECT UNDER THE ACT OR OTHERWISE, INSOFAR AS SUCH LOSSES, DAMAGES, LIABILITIES, COSTS, OR EXPENSES ARE CAUSED BY ANY UNTRUE OR ALLEGED UNTRUE STATEMENT OF ANY MATERIAL FACT CONTAINED IN ANY REGISTRATION STATEMENT INCLUDING ANY WARRANT SHARES, ANY PROSPECTUS CONTAINED THEREIN OR ANY AMENDMENT OR SUPPLEMENT THERETO, OR ARISE OUT OF OR ARE BASED UPON THE OMISSION OR THE ALLEGED OMISSION TO STATE THEREIN A MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY TO MAKE THE STATEMENTS THEREIN, IN LIGHT OF THE CIRCUMSTANCES IN WHICH THEY WERE MADE, NOT MISLEADING, IN EACH CASE TO THE EXTENT, BUT ONLY TO THE EXTENT, THAT SUCH UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OR OMISSION OR ALLEGED OMISSION WAS SO MADE IN RELIANCE UPON AND IN STRICT CONFORMITY WITH WRITTEN INFORMATION FURNISHED BY WARRANT HOLDER SPECIFICALLY FOR USE IN THE PREPARATION THEREOF AND ONLY TO THE EXTENT OF PROCEEDS FROM THE SALE OF WARRANT SHARES.

          (iii) Promptly after receipt by an indemnified party pursuant to the provisions of SECTION 5(d)(i) OR (ii) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of SECTION 5(d)(i) OR (ii), promptly notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relive it from any liability which it may have to any indemnified party otherwise than hereunder, except to the extent such failure shall have materially prejudiced the indemnifying party. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, provided that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of SECTION 5(d)(i) OR (ii) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (A) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (B) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (C) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

     (e) EXCEPTION TO REGISTRATION OBLIGATIONS.  The Company shall not be
         -------------------------------------
obligated to honor a demand to register any Warrant Shares if all of the Warrant Shares which could be registered pursuant to this SECTION 5 are otherwise eligible for immediate sale by the holder thereof under paragraph (k) of Rule 144.

     6.   FRACTIONAL SHARES.  No fractional shares of Common Stock will be
          -----------------
issued in connection with any exercise hereunder, but, in lieu of such fractional shares, the Company shall make a cash payment therefor upon the basis of the fair market value of the Common Stock on the date of such exercise.

     7.   GOVERNING LAW.  This Warrant shall be construed and enforced in
          -------------
accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

     8.   EXPIRATION OF WARRANT.  This Warrant shall terminate and expire and
          ---------------------
shall no longer be exercisable on or after November 16, 1999.

     IN WITNESS WHEREOF, this Warrant has been duly executed and issued by a duly authorized officer of the Company as of June 27, 1997.

                              TRIKON TECHNOLOGIES, INC., a California
                              corporation


                              By
                                ------------------------------------------------
                                    Gregor A. Campbell,
                                    Chief Executive Officer


                       Signature Page to Form of Warrant

                              FORM OF SUBSCRIPTION
                              --------------------

                  (To be signed only upon exercise of Warrant)


TO:  Trikon Technologies, Inc.

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _____ of the number of shares of Common Stock purchasable under this Warrant and herewith makes payment of $_____________ therefor, and requests that a certificate(s) for such shares be issued in the name of, and delivered to,___________________________, whose address is ___________________

______________________________________________________________________________.


     The undersigned represents that it is acquiring such shares of Common Stock for its own account for investment purposes only and not with a view to or for sale in connection with any distribution thereof.



DATE: _________________                   _____________________________________
                                          (Signature must conform in all
                                          respects to name of holder as
                                          specified on the face of the Warrant.)

                                          _____________________________________

                                          _____________________________________
                                          (Address)